UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2005

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 1, 2005, Lee Enterprises, Incorporated  (the "Company") announced that 130 employees at the St. Louis Post-Dispatch have volunteered for an early retirement program. The Company's press release announcing the conclusion of this one-time early retirement offering has been filed as an Exhibit to this report and is incorporated by reference herein.

The early retirement offer included enhanced pension and insurance benefits and lump-sum cash payments based on continuous service. The net reduction in staffing will be fewer than 130, which represents about 7 percent of the Company’s St. Louis area workforce, as certain positions will need to be filled after further review.

The annual savings from the early retirement program, net of rehires, is estimated to be $6.5-7.0 million, with estimated savings of $6.0-6.5 million in the fiscal year ending September 30, 2006. The estimated total cost will be in the range of  $16.5-17.5 million, with an estimated $8.9 million expected to be recognized in the Company’s 2005 fiscal year, which ended September 30, and an estimated $7.6-8.6 million in the quarter ending December 31, 2005. Approximately $7.0 million of the estimated cost represents cash payments, with the remainder due primarily to enhancements of pension and other post-retirement benefits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1    Lee Enterprises, Incorporated News Release announcing 130 volunteer for early retirement program at the St. Louis Post-Dispatch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: November 7, 2005	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Lee Enterprises, Incorporated News Release announcing 130 volunteer for early retirement program at the St. Louis Post-Dispatch

201 N. Harrison St., Davenport, IA 52801
(563) 383-2100
www.lee.net

NEWS RELEASE

130 volunteer for early retirement at St. Louis Post-Dispatch

ST. LOUIS, Mo. (Nov. 1, 2005) — The St. Louis Post-Dispatch has concluded a one-time offering of early retirement incentives that will result in an adjustment of staffing levels.

A total of 130 employees volunteered to take advantage of the offer, which included enhanced pension and insurance benefits, and lump-sum cash payments based on continuous service. The incentives were offered to employees in selected departments who are at least 50 years old and have been with the paper for at least five years.

In a note to the staff, Terrance C.Z. Egger, publisher of the Post-Dispatch and a vice president of Lee Enterprises (NYSE: LEE), said the net reduction in staffing will be less than 130, which represents about 7 percent of the St. Louis area workforce, as key positions will need to be filled after careful department-by-department review. He said about 40 of the retirees are from the newsroom.

“More people accepted the offer than we had initially estimated, but we felt it was important to give our employees a meaningful choice, and we wanted to reward long-term employees who have helped make and keep our newspaper strong,” Egger said. He added: “We feel really good about the outcome, however, and we intend to make sure that we remain adequately staffed to maintain our momentum in the market.”

As an example of the momentum, he cited strong subscription sales since product improvements were introduced to readers in September. “The response to our redesign and to our simplified sales offers has been overwhelming,” Egger said. “So far, more than 8,000 new subscribers have signed up, most for 26- or 52-week terms. We’ve never seen anything like it. We’re also excited about our advertising sales blitzes and our recruitment advertising initiatives.”

Also in his note to the staff, Egger said:

“There’s an uneven local advertising environment right now, which we have to deal with, but we’ve seen these things before. The real headline is that our business model is shifting a bit and we have to adjust with it.

“As we do, it’s important to remember that our audience is larger than it’s ever been. We have exceptionally strong readership. As the folks in our marketing department will tell you, among all newspapers in the top 25 metropolitan markets across the country, the Post-Dispatch ranks seventh in daily readership, and on Sunday we rank fourth. According to our latest Scarborough research, 62 percent of all adults in our market read our newspaper at least once a week, as well as 57 percent of people ages 18-34.

“We have great presence in the market, and that’s before you add in STLToday, the leading online site by far, which reaches 40 percent of all online users, and Local Values, which reaches nearly one million households a week. Lee’s Suburban Journals reach another million households a week. Our overall franchise in the St. Louis market is very, very strong, and we have many reasons to feel very excited about our future.”

The annual savings from the early retirement program, net of rehires, is estimated to be $6.5-7.0 million, with savings of $6.0-6.5 million in the fiscal year ending Sept 30, 2006. The initial cost will total about $17.0 million, with $8.9 million recognized in Lee’s 2005 fiscal year, which ended Sept. 30, and about $8.1 million in the quarter ending Dec. 31, 2005. Approximately $7.0 million of the cost represents cash payments, with the remainder due primarily to enhancements of pension and other post retirement benefits.

Lee Enterprises is a premier publisher of newspapers in midsize markets, with 52 dailies and a joint interest in six others, a rapidly growing online business and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.7 million daily and 2.0 million Sunday, reaching more than four million readers daily, and its weekly publications have distribution of more than 4.5 million households. Lee’s newspapers include such diverse markets as Napa, Calif.; Bloomington, Ill.; Billings, Mont.; Escondido, Calif.; Madison, Wis.; and St. Louis, Mo. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: Dan.Hayes@Lee.net, (563) 383-2163

5